Exhibit 99.1

Alliance One International, Inc.	Tel: 434 792 7511
512 Bridge Street
Post Office Box 681
Danville, VA 24543-0681
USA

NEWS RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952

May 13, 2005

Alliance One Announces Final Results of Tender Offers and Consent

Solicitations for DIMON Incorporated’s 9 5/8% Senior Notes Due 2011 and

7 3/4% Senior Notes Due 2013 and Standard Commercial Corporation’s

8% Senior Notes Due 2012, Series B

Danville, Va. – Alliance One International, Inc. (NYSE: AOI), the successor by merger of DIMON Incorporated (“DIMON”) and Standard Commercial Corporation (“Standard”), announced today the expiration of (i) DIMON’s previously announced cash tender offer to purchase any and all of its outstanding (a) $200.0 million aggregate principal amount of 9 5/8% Senior Notes due 2011 (CUSIP #254394AE9) (the “9 5/8% Notes”) and (b) $125.0 million aggregate principal amount of 7 3/4% Senior Notes due 2013 (CUSIP #254394AJ8) (the “7 3/4% Notes” and, collectively with the 9 5/8% Notes, the “DIMON Notes”) and (ii) Standard’s previously announced cash tender offer to purchase any and all of its outstanding $150.0 million aggregate principal amount of 8% Senior Notes due 2012, Series B (CUSIP #853258AF8) (the “Standard Notes” and, collectively with the DIMON Notes, the “Notes”), and the solicitations of consents to proposed amendments to each of the indentures governing the Notes.

In conjunction with the cash tender offer, DIMON accepted for payment and paid for a total of approximately $196.6 million in aggregate principal amount of the 9 5/8% Notes, representing approximately 98.28% of the outstanding 9 5/8% Notes, and approximately $124.6 million in aggregate principal amount of the 7 3/4% Notes, representing approximately 99.65% of the outstanding 7 3/4% Notes, and Standard accepted for payment and paid for a total of approximately $143.7 million in aggregate principal amount of the Standard Notes, representing approximately 95.81% of the outstanding Standard Notes, all of which were validly tendered and not withdrawn prior to 12:01 a.m., New York City time, on May 13, 2005.

The percentage of consents received for each of the 9 5/8% Notes, the 7 3/4% Notes and the Standard Notes exceeded the requisite consents needed to amend each of the indentures governing such Notes. DIMON, Standard and SunTrust Bank, the trustee under the indentures, have executed supplemental indentures to effect the proposed amendments to each of the indentures governing the Notes. The amendments eliminate, among other things, the principal restrictive covenants and certain events of default in the indentures.

DIMON and Standard each engaged Wachovia Securities and Deutsche Bank Securities Inc. to act as the dealer managers and solicitation agents in connection with the tender offers and consent solicitations. Questions regarding the tender offers and the consent solicitations may be directed to Wachovia Securities at (866) 309-6316 (U.S. toll free) or (704) 715-8341 (collect) and Deutsche Bank Securities Inc. at (212) 250-7466 (collect).

Alliance One is a leading independent leaf tobacco merchant. It selects, purchases, processes, stores, packs and ships tobacco grown in over 45 countries, and serves the world’s large multinational cigarette manufacturers in over 90 countries. For more information, visit the company’s website at http://www.aointl.com.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of Alliance One’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products and the impact of regulation and litigation on Alliance One’s customers.

Alliance One does not undertake any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. Additional factors that could cause Alliance One’s results to differ materially from those described in the forward-looking statements can be found in Alliance One’s filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov).

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